EXHIBIT 10.6

Quepasa.com

Executive Summary

PROMOTIONAL CAMPAIGN FOR THE “LEY PARA EL FOMENTO DEL PRIMER EMPLEO”

Objectives

1.	Create an online strategy that drives awareness of Manlio Fabio Beltrones (hereafter referred to as “MFB”) as a politicion who generates change in Mexico
2.	Successfully launch the “Ley de Fomento al Primer Empleo” and create online visibility and support for the proposed law

Communication strategy

1.	DIAGNOSIS

- Analyze and evaluate MFB’s current online communications
* Objectives, strategies, desired positioning
* Current web content
* Followers, influences, users, critics

- MFB website redesign
* General website development and programming
* Hosting
* Content Integration
* Beta testing of site
* Site maintenance and administration

2.	DSM

-
Create and launch a Social Media Marketing campaign using Quepasa’s Distributed Social Media Platform, which distributes content across multiple social networks. This generates a massive impact through viral sharing across the social web.

3.	SEARCH ENGINE OPTIMIZATION

- Create an SEO strategy that supports campaign goals:
- Drive awareness/education of MFB’s proposed law
- Generate users for the online voting platform

4.	SOCIAL MEDIA

- Leverage DSM to establish MFB’s presence across relevant social media platforms
- Create a strategy to ensure penetration across different social groups through segmented media buying

5.	VERTICAL AND HORIZONTAL ONLINE MEDIA

- Specialized media buying strategy to ensure efficient distribution of media/message
- Focus on for the initiative on horizontal sites to drive traffic to DSM campaign
- Identify and leverage most relevant timing of messaging/media execution

6.	MOBILE MARKETING

- Integrate a mobile option for supporting DSM campaign
- Launch SMS platform
- Data administration
- Content integration
- Platform maintenance

Participation Mechanics

1.	Enter the application
a.	Demographic data (name, gender, age, location, email, mobile number)
b.	Option to receive information from MFB email
c.	Accepting Terms and Conditions

2.	Learn about MFB’s propose law
a.	Explain the new initiative
b.	Social benefits of law

3.	Vote
a.	Option to vote for the initiative
b.	Option to share information about the law to your social profile

4.	Participate and Win
a.	If you are one of the users with the most shares you could become an “ambassador” of the initiative. Also, you could have access to an exclusive breakfast with MFB to present the new law.

Quepasa.com

Quepasa Corporation Marketing Services Agreement

June 7th, 2010

Mr. Alonso Ancira
Chairman of the Board
AHMSA

Dear Mr. Ancira,

At Quepasa Corporation we thank you for the opportunity to bring our Marketing Services to Altos Hornos de Mexico. We are pleased to work with you and your team.

The present agreement sets the terms and conditions for our services to the date.

1.	Services
Quepasa will create, plan and execute the Marketing Campaign for MFB, as described on appendix A.

2.	Fees
Quepasa will charge for its services according to the timetable described on appendix B. Any other work that is generated outside of the established on the present agreement will be charged separately, as previously authorized and agreed by both parties before it takes place.

3.	Invoices and Payments
The invoices must be settled in a 10-working-days period after they were received. Otherwise, this will generate a monthly 5% interest rate.

4.	End of the Agreement
This agreement will be valid from the date it was signed. It will cover all the services described on appendix A until the last day of the campaign described on appendix B. Both parties agree that there can be an extension of the agreement, as long as both parties are in agreement.

Both parties read and agreed on the content and legal reach of the present agreement, and signed it in Mexico City on June 9th, 2010.

We are pleased to work with Altos Hornos de Mexico and we will be looking forward to consolidate a long-term relationship with you.

Sincerely,

John C. Abbot CEO Quepasa Corporation

On behalf of Altos Hornos de Mexico		On behalf of Quepasa Corporation

Nombre:	Alonso Ancira Elizondo	Nombre:	John Abbott
Signature:	/s/ Alonso Ancira Elizondo	Signature:	/s/ John Abbott
Position:	Chairman of the Board	Position:	CEO
Date:	June 9th, 2010	Date:	June 9th, 2010

Appendix A

Marketing Campaign

1.	Redesign of website for MFB

a.	Analysis and Evaluation of the new website
b.	Execution of changes on the new website
c.	Hosting service for the website
d.	Beta testing of the website
e.	Website maintenance
f.	Content administration on the website

2.	Launching of Social Media Campaign

a.	DSM development and programming
b.	Creative and concept development
c.	Content integration
d.	Beta testing of the website
e.	Website maintenance
f.	Content administration on the website
g.	Strategy development for online media mix
h.	Generation of metrics and reports
i.	Offline communication actions
j.	Creation of SMS platform
k.	Setting up and using the SMS platform
l.	Maintenance and administration of SMS platform

Appendix B

Timetable

CONCEPT	DEADLINE	COST (US)

1. Redesign of website for MFB
Analysis and Evaluation of the new website	June 15th, 2010	50,000
Execution of changes on the new website	June 30th, 2010	50,000
Hosting service for the website	July 15th, 2010	100,000
Beta testing of the website	September 1st, 2010	50,000
Website maintenance	September 1st, 2010	100,000
Content administration on the website	September 1st, 2010	100,000
SUBTOTAL:		450,000
Launching of Social Media Campaign
DSM development and programming	July 1st, 2010	50,000
Creative and concept development	July 15th, 2010	300,000
Content integration	July 15th, 2010	100,000
Beta testing of the website	July 30th, 2010	100,000
Website maintenance	July 30th, 2010	100,000
Content administration on the website	July 30th, 2010	100,000
Strategy development for online media mix	August 15th, 2010	1,000,000
Generation of metrics and reports	December 30th, 2010	50,000
Offline communication actions	December 30th, 2010	50,000
Creation of SMS platform	December 30th, 2010	50,000
Setting up and using the SMS platform	December 30th, 2010	550,000
Maintenance and administration of SMS platform	December 30th, 2010	100,00
SUBTOTAL:		2,550,000

TOTAL:		3,000,000